Exhibit 10(a)(xii)

Named Executive Officer Salaries

Name	Amount (Effective May 1, 2012)(1)
William R. Johnson	$1,300,000
Chairman, President, and Chief Executive Officer

Arthur B. Winkleblack	$675,000
Executive Vice President and Chief Financial Officer

David C. Moran	$685,000
Executive Vice President, President and Chief Executive Officer of Heinz Europe and Global Infant/Nutrition

C. Scott O'Hara	$680,000
Executive Vice President, President and Chief Executive Officer of Heinz North America

Michael D. Milone(2)	$625,000
Executive Vice President

(1)	The above salaries were not changed for Fiscal Year 2013 and remain the same as reported in Exhibit 10(a)(xiii) to the Company's annual report on Form 10-K for Fiscal Year 2011.

(2)	In March, 2012, Michael D. Milone announced his intention to retire from the Company in June 2012.